Parkway Properties, Inc.	FOR FURTHER INFORMATION:
188 E. Capitol Street, Suite 1000	Steven G. Rogers
Jackson, MS 39201	President & Chief Executive Officer
www.pky.com	J. Mitchell Collins
(601) 948-4091	Chief Financial Officer

PARKWAY PROPERTIES, INC. REPORTS 2009 THIRD QUARTER RESULTS

Highlights
•	Achieves FFO of $0.76 per diluted share
•	Achieves same-store average occupancy of 88.8%
•	Average same-store rent per square foot increases 2.8% to $23.12
•	Increases FFO earnings outlook range for 2009 to $3.17 to $3.27 per diluted share

JACKSON, MISSISSIPPI – November 2, 2009 – Parkway Properties, Inc. (NYSE:PKY) today announced results for its third quarter ended September 30, 2009.

Steven G. Rogers, President and Chief Executive Officer stated, “We are pleased to report funds from operations (“FFO”) of $0.76 per diluted share for the third quarter, while maintaining average portfolio occupancy and average rent per square foot at the high end of our previous earnings outlook.  While the U.S. is beginning its economic recovery, office leasing trends will continue to lag the overall economic recovery.  We will continue to play good defensive ball while positioning our balance sheet for future growth.”

Consolidated Financial Results

•
FFO available to common shareholders totaled $16.2 million, or $0.76 per diluted share, for the three months ended September 30, 2009, as compared to $14.0 million, or $0.92 per diluted share, for the three months ended September 30, 2008.   For the nine months ended September 30, 2009, FFO totaled $48.9 million, or $2.59 per diluted share, compared to $43.9 million, or $2.90 per diluted share for the nine months ended September 30, 2008.  For the nine months ended September 30, 2009, the Company recorded an unusual item of $742,000, or $0.04 per diluted share, related to the partial recognition of a gain on involuntary conversion from Hurricane Ike.

Included in FFO per diluted share are the following amounts (in thousands, except average rent per square foot and average occupancy):

			YTD	YTD
Description	Q3 2009	Q3 2008	2009	2008

Unusual Items:
Gain on involuntary conversion from Hurricane Ike	$-	$-	$742	$-
Hurricane Ike expense	$-	$(640)	$-	$(640)
Non-cash purchase accounting adjustment	$-	$-	$-	$(657)
Loss on extinguishment of debt	$-	$(2,140)	$-	$(2,153)

Other Items of Note:
Lease termination fees (1)	$349	$2,371	$429	$3,652
Straight-line rent (1)	$1,419	$391	$3,762	$1,038
Amortization of above market rent (1)	$(49)	$(152)	$(196)	$(537)
Bad debt expense (1)	$(384)	$(361)	$(1,652)	$(999)

Portfolio Information:
Average rent per square foot (2)(3)	$23.12	$22.27	$22.99	$22.04
Average occupancy (2)(4)	88.7%	91.2%	89.4%	90.9%
Same-store average rent per square foot (2)(3)	$23.12	$22.49	$22.86	$22.25
Same-store average occupancy (2)(4)	88.8%	90.9%	89.6%	90.7%
Total office square feet under ownership (2)	13,362	13,350	13,362	13,350
Total office square feet under management (5)	14,179	15,162	14,179	15,162

(1)
These items include 100% of amounts from wholly-owned assets plus the Company’s allocable share of these items recognized from the assets held in consolidated joint ventures and unconsolidated joint ventures.

(2)	These items include total office square feet of wholly-owned assets, consolidated joint ventures and unconsolidated joint ventures.
(3)	Average rent per square foot is defined as the weighted average annual gross rental rate, including escalations for operating expenses, divided by occupied square feet.
(4)	Average occupancy is defined as average occupied square feet divided by average total rentable square feet.
(5)	Total office square feet under management includes wholly-owned assets, consolidated joint ventures, unconsolidated joint ventures and third-party management agreements at the end of the period.

•
Funds available for distribution (“FAD”) totaled $7.3 million, or $0.34 per diluted share, for the three months ended September 30, 2009, as compared to $7.5 million, or $0.49 per diluted share, for the three months ended September 30, 2008.  FAD for the three months ended September 30, 2009 was affected by the leasing costs related to three large new leases totaling approximately 160,000 square feet in the amount of $2.0 million.  FAD totaled $27.6 million, or $1.46 per diluted share, for the nine months ended September 30, 2009, compared to $27.9 million, or $1.84 per diluted share for the nine months ended September 30, 2008.

•
Net loss available to common shareholders for the three months ended September 30, 2009, was $2.8 million, or $0.13 per diluted share, as compared to net income available to common shareholders of $18.5 million, or $1.23 per diluted share, for the three months ended September 30, 2008.  Net loss available to common shareholders for the nine months ended September 30, 2009, was $5.0 million, or $0.27 per diluted share as compared to net income available to common shareholders of $11.6 million, or $0.77 per diluted share, for the nine months ended September 30, 2008.  Net gains on the sale of real estate and involuntary conversion of $1.2 million were included in net loss available to common shareholders for the nine months ended September 30, 2009.  Net gains on the sale of real estate of $22.6 million were included in net income available to common shareholders for the three months and nine months ended September 30, 2008.

Operations and Leasing

•
The Company’s average rent per square foot increased 3.8% to $23.12 during the third quarter 2009 as compared to $22.27 for the third quarter 2008 and increased 4.3% to $22.99 during the nine months ended September 30, 2009, as compared to $22.04 for the nine months ended September 30, 2008.  On a same-store basis, the Company’s average rent per square foot increased 2.8% to $23.12 during the third quarter 2009 as compared to $22.49 during the third quarter 2008, and increased 2.7% to $22.86 during the nine months ended September 30, 2009, as compared to $22.25 during the nine months ended September 30, 2008.

•
The Company’s average occupancy for the third quarter 2009 was 88.7% as compared to 91.2% for the third quarter 2008, and was 89.4% for the nine months ended September 30, 2009, as compared to 90.9% for the nine months ended September 30, 2008.  On a same-store basis, the Company’s average occupancy for the third quarter 2009 was 88.8% as compared to 90.9% for the third quarter 2008.  For the nine months ended September 30, 2009, same-store average occupancy was 89.6% as compared to 90.7% for the nine months ended September 30, 2008.

•
At October 1, 2009, the Company’s office portfolio occupancy was 88.3% as compared to 88.7% at July 1, 2009, and 90.4% at October 1, 2008.  Not included in the October 1, 2009, occupancy rate are 23 signed leases totaling 133,000 square feet, which commence in the fourth quarter of 2009 through the first quarter of 2010.  Including these leases, the Company’s portfolio was 89.3% leased at October 12, 2009.

•
Parkway’s customer retention rate was 58.0% for the quarter ending September 30, 2009, as compared to 68.8% for the quarter ending June 30, 2009, and 66.7% for the quarter ending September 30, 2008.  Customer retention for the nine months ended September 30, 2009, and September 30, 2008, was 61.0% and 71.5%, respectively.

•
During the third quarter 2009, 65 leases were renewed or expanded on 464,000 rentable square feet at an average rent per square foot of $21.23, representing a 6.1% increase, and at a cost of $2.45 per square foot of the lease term in annual leasing costs.  During the nine months ending September 30, 2009, 191 leases were renewed or expanded on 1.3 million rentable square feet at an average rent per square foot of $20.75, representing a 3.0% decrease, and at a cost of $2.32 per square foot per year of the lease term in annual leasing costs.

•
During the third quarter 2009, 39 new leases were signed on 203,000 rentable square feet at an average rent per square foot of $22.18 and at a cost of $5.06 per square foot of the lease term in annual leasing costs.  During the nine months ending September 30, 2009, 87 new leases were signed on 511,000 rentable square feet at an average rent per square foot of $21.26 and at an average cost of $4.66 per square foot per year of the lease term in annual leasing costs.

•
On a same-store basis, the Company’s share of net operating income (“NOI”) decreased $1.2 million or 4.0% for the third quarter 2009 as compared to the same period of the prior year on a GAAP basis.  On a cash basis, the Company’s share of same-store NOI decreased $2.1 million or 7.1% for the third quarter 2009 as compared to the same period of the prior year.  The Company’s share of same-store NOI for the nine months ended September 30, 2009, decreased $1.3 million or 1.6% compared to the same period of 2008 on a GAAP basis and decreased $3.7 million or 4.3% on a cash basis.  The decrease in same-store NOI on a cash basis is primarily attributable to a decrease in lease termination fees of $3.2 million and an increase in ad valorem taxes of $880,000, partially offset by an increase in rent income of $1.1 million due to a 2.7% increase in average rent per square foot for the nine months ending September 30, 2009, as compared to the same period of 2008.

Capital Structure

•
On September 30, 2009, the Company owed $100.0 million related to its $311.0 million line of credit and has $35.6 million in cash and cash equivalents.  The Company has no outstanding debt maturities remaining in 2009 and $123.8 million in 2010.  Included in the 2010 debt maturities is a $60.0 million mortgage related to its Capital City Plaza asset, which is currently 93.1% leased.  The mortgage on Capital City Plaza has a one-year extension option at the Company’s discretion.   Assuming the extension option is exercised, the Company’s total maturities for 2010 would be $63.8 million, and its existing line of credit capacity could be utilized to pay such debt maturities.

•
The Company's previously announced cash dividend of $0.325 per share for the quarter ended September 30, 2009, represents a payout of approximately 42.9% of FFO per diluted share for the quarter. The third quarter dividend was paid on September 30, 2009. The dividend was the ninety-second (92nd) consecutive quarterly distribution to Parkway’s shareholders of Common Stock, representing an annualized dividend rate of $1.30 per share and a yield of 7.4% based on the closing stock price on October 30, 2009 of $17.65.

•
At September 30, 2009, the Company’s debt to EBITDA multiple was 6.6 times as compared to 6.5 times at June 30, 2009, and 7.0 times at September 30, 2008.  The decrease in the debt to EBITDA multiple at September 30, 2009 compared to the prior year is primarily due to the reduction in debt as a result of the second quarter 2009 $85.0 million common stock offering.

Revised Outlook for 2009

The Company is increasing its 2009 FFO outlook from $2.80 to $3.15 per diluted share to $3.17 to $3.27 per diluted share.  The reconciliation of forecasted earnings per diluted share (“EPS”) to forecasted FFO per diluted share is as follows:

Outlook for 2009	Range
Fully diluted EPS	$(0.43-$0.33)
Plus: Real estate depreciation and amortization	$4.57-$4.57
Plus: Depreciation on unconsolidated joint ventures	$0.04-$0.04
Less: Gain on sale of real estate	$(0.02-$0.02)
Less: Noncontrolling interest depreciation/amortization	$(0.99-$0.99)
FFO per diluted share	$3.17-$3.27

The revised earnings outlook for 2009 is based on the Company’s actual FFO for the nine months ended September 30, 2009 of $2.59 per diluted share, which includes $0.04 per diluted share related to the partial recognition of a gain on involuntary conversion from Hurricane Ike, and the Company’s 2009 fourth quarter FFO forecast, as adjusted for the core operating assumptions described below.  The revised earnings outlook does not include the impact of possible future gains or losses on early extinguishment of debt, possible future acquisitions or dispositions, possible future impairment charges or other unusual charges that may occur during the remainder of the year.  These assumptions reflect the Company’s expectations based on its knowledge of current market conditions and historical experience.

Revised 2009 Core Operating Assumptions:

•	An average annual same-store occupancy range of 89.0% to 89.5%.

•	An average annual same-store rental rate per square foot of $22.50 to $23.00.

•	Recurring same-store net operating income decrease of (2.5%) to (1.0%) on a GAAP basis. On a recurring cash basis, annual same-store net operating income is expected to decline by (5.0%) to (3.5%).

•	Net general and administrative expenses are expected to be in the range of $6.4 million to $6.6 million.

•	Total capital expenditures are projected to be in the range of $25.0 million to $30.0 million, as compared to $24.0 million in 2008.

•	Assumes annual weighted average diluted shares of 19.4 million for 2009.

About Parkway Properties

Parkway Properties, Inc., a member of the S&P Small Cap 600 Index, is a self-administered real estate investment trust specializing in the operation, leasing, acquisition, and ownership of office properties. The Company is geographically focused on the Southeastern and Southwestern United States and Chicago. Parkway owns or has an interest in 65 office properties located in 11 states with an aggregate of approximately 13.4 million square feet of leasable space at November 2, 2009.  Included in the portfolio are 21 properties totaling 3.9 million square feet that are owned jointly with other investors, representing 28.8% of the portfolio.  Fee-based real estate services are offered through the Company’s wholly-owned subsidiary, Parkway Realty Services, which also manages and/or leases approximately 1.3 million square feet for third-party owners at November 2, 2009.

Additional Information

The Company will conduct a conference call to discuss the results of its third quarter operations on Tuesday, November 3, 2009, at 11:00 a.m. Eastern Time. The number for the conference call is 888-245-0920. A taped replay of the call can be accessed 24 hours a day through November 13, 2009, by dialing 888-203-1112 and using the pass code of 8245324. An audio replay will be archived and indexed in the investor relations section of the Company’s website at www.pky.com.  A copy of the Company's 2009 third quarter supplemental financial and property information package is available by accessing the Company's website, emailing your request to rjordan@pky.com or calling Rita Jordan at 601-948-4091. Please participate in the visual portion of the conference call by accessing the Company's website and clicking on the "3Q Call" icon.

Additional information on Parkway Properties, Inc., including an archive of corporate press releases and conference calls, is available on the Company's website. The Company's third quarter 2009 Supplemental Operating and Financial Data, which includes a reconciliation of Non-GAAP financial measures, is available on the Company's website.

Forward Looking Statement

Certain statements in this release that are not in the present or past tense or discuss the Company's expectations (including the use of the words anticipate, believe, forecast, intends or project) are forward-looking statements within the meaning of the federal securities laws and as such are based upon the Company's current belief as to the outcome and timing of future events. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties: changes in the real estate industry and in performance of the financial markets; the demand for and market acceptance of the Company's properties for rental purposes; the amount and growth of the Company's expenses; tenant financial difficulties and general economic conditions, including interest rates, as well as economic conditions in those areas where the Company owns properties; the risks associated with the ownership and development of real property; the failure to acquire or sell properties as and when anticipated; and other risks and uncertainties detailed from time to time on the Company's SEC filings. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company's results could differ materially from those expressed in the forward-looking statements. The Company does not undertake to update forward-looking statements.

Company’s Use of FFO, FAD and EBITDA

FFO, FFO per diluted share, FAD, FAD per diluted share and EBITDA are used by management, investors and industry analysts as supplemental measures of operating performance of equity REITs and should be evaluated along with GAAP net income and income per diluted share (the most directly comparable GAAP measures), as well as cash flow from operating activities, investing activities and financing activities, in evaluating the operating performance of equity REITs. Management believes that FFO, FFO per diluted share, FAD, FAD per diluted share and EBITDA are helpful to investors as supplemental performance measures because these measures exclude the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs which implicitly assumes that the value of real estate diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, these non-GAAP measures can facilitate comparisons of operating performance between periods and among other equity REITs. FFO, FAD and EBITDA do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs as disclosed in the Company's Consolidated Statements of Cash Flows. FFO, FAD and EBITDA should not be considered as an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flows as a measure of liquidity.

PARKWAY PROPERTIES, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	September 30	December 31
	2009	2008
	(Unaudited)
Assets
Real estate related investments:
Office and parking properties	$1,732,454	$1,737,549
Real estate development	609	609
Accumulated depreciation	(323,721)	(282,919)
	1,409,342	1,455,239

Land available for sale	750	750
Mortgage loan	7,965	7,519
Investment in unconsolidated joint ventures	11,332	11,057
	1,429,389	1,474,565

Rents receivable and other assets	112,011	118,512
Intangible assets, net	66,794	79,460
Cash and cash equivalents	35,635	15,318
	$1,643,829	$1,687,855

Liabilities
Notes payable to banks	$100,000	$185,940
Mortgage notes payable	856,232	869,581
Accounts payable and other liabilities	96,874	98,894
	1,053,106	1,154,415

Equity
Parkway Properties, Inc. shareholders' equity
8.00% Series D Preferred stock, $.001 par value,2,400,000 shares authorized, issued and outstanding	57,976	57,976
Common stock, $.001 par value, 67,600,000 shares authorized, 21,621,552 and 15,253,396 shares issued and outstanding in 2009 and 2008, respectively	22	15
Common stock held in trust, at cost, 71,255 and 85,300shares in 2009 and 2008, respectively	(2,399)	(2,895)
Additional paid-in capital	514,757	428,367
Accumulated other comprehensive loss	(5,821)	(7,728)
Accumulated deficit	(93,553)	(69,487)
Total Parkway Properties, Inc. shareholders' equity	470,982	406,248
Noncontrolling interest - real estate partnerships	119,741	127,192
Total equity	590,723	533,440
	$1,643,829	$1,687,855

PARKWAY PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)

	Three Months Ended
	September 30
	2009	2008
	(Unaudited)

Revenues
Income from office and parking properties	$66,474	$69,857
Management company income	340	449
Total revenues	66,814	70,306

Expenses
Property operating expense	31,600	34,295
Depreciation and amortization	23,401	22,755
Management company expenses	577	432
General and administrative	1,783	2,055
Total expenses	57,361	59,537

Operating income	9,453	10,769

Other income and expenses
Interest and other income	672	346
Equity in earnings of unconsolidated joint ventures	48	255
Interest expense	(13,835)	(14,843)

Loss from continuing operations	(3,662)	(3,473)
Discontinued operations:
Loss from discontinued operations	-	(2,001)
Gain on sale of real estate from discontinued operations	-	22,588
Total discontinued operations	-	20,587
Net income (loss)	(3,662)	17,114
Net loss attributable to noncontrolling interest - real estate partnerships	2,107	2,584

Net income (loss) for Parkway Properties, Inc.	(1,555)	19,698
Dividends on preferred stock	(1,200)	(1,200)
Net income (loss) available to common stockholders	$(2,755)	$18,498

Net income (loss) per common share attributable to Parkway Properties, Inc.:
Basic:
Loss from continuing operations attributable to Parkway Properties, Inc.	$(0.13)	$(0.14)
Discontinued operations	-	1.37
Net income (loss) attributable to Parkway Properties, Inc.	$(0.13)	$1.23
Diluted:
Loss from continuing operations attributable to Parkway Properties, Inc.	$(0.13)	$(0.14)
Discontinued operations	-	1.37
Net income (loss) attributable to Parkway Properties, Inc.	$(0.13)	$1.23

Dividends per common share	$0.325	$0.65

Weighted average shares outstanding:
Basic	21,313	15,031
Diluted	21,313	15,031

PARKWAY PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)

	Nine Months Ended
	September 30
	2009	2008
	(Unaudited)

Revenues
Income from office and parking properties	$200,751	$198,144
Management company income	1,486	1,356
Total revenues	202,237	199,500

Expenses
Property operating expense	97,058	95,708
Depreciation and amortization	68,701	66,659
Management company expenses	1,710	1,353
General and administrative	4,734	6,443
Total expenses	172,203	170,163

Operating income	30,034	29,337

Other income and expenses
Interest and other income	1,283	1,020
Equity in earnings of unconsolidated joint ventures	475	802
Gain on involuntary conversion	742	-
Gain on sale of real estate	470	-
Interest expense	(41,936)	(44,954)

Loss from continuing operations	(8,932)	(13,795)
Discontinued operations:
Loss from discontinued operations	-	(760)
Gain on sale of real estate from discontinued operations	-	22,588
Total discontinued operations	-	21,828
Net income (loss)	(8,932)	8,033
Net loss attributable to noncontrolling interest - real estate partnerships	7,508	7,134

Net income (loss) for Parkway Properties, Inc.	(1,424)	15,167
Dividends on preferred stock	(3,600)	(3,600)
Net income (loss) available to common stockholders	$(5,024)	$11,567

Net income (loss) per common share attributable to Parkway Properties, Inc.:
Basic:
Loss from continuing operations attributable to Parkway Properties, Inc.	$(0.27)	$(0.68)
Discontinued operations	-	1.45
Net income (loss) attributable to Parkway Properties, Inc.	$(0.27)	$0.77
Diluted:
Loss from continuing operations attributable to Parkway Properties, Inc.	$(0.27)	$(0.68)
Discontinued operations	-	1.45
Net income (loss) attributable to Parkway Properties, Inc.	$(0.27)	$0.77

Dividends per common share	$0.975	$1.95

Weighted average shares outstanding:
Basic	18,827	15,019
Diluted	18,827	15,019

PARKWAY PROPERTIES, INC.
RECONCILIATION OF FUNDS FROM OPERATIONS AND
FUNDS AVAILABLE FOR DISTRIBUTION TO NET INCOME
FOR THE THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2009	2008	2009	2008
	(Unaudited)		(Unaudited)

Net Income (Loss)	$(1,555)	$19,698	$(1,424)	$15,167

Adjustments to Net Income (Loss):
Preferred Dividends	(1,200)	(1,200)	(3,600)	(3,600)
Depreciation and Amortization	23,401	22,755	68,701	66,659
Depreciation and Amortization - Discontinued Operations	-	171	-	1,873
Noncontrolling Interest Depreciation and Amortization	(4,625)	(5,011)	(14,939)	(14,119)
Adjustments for Unconsolidated Joint Ventures	221	200	630	555
Gain on Sale of Real Estate	-	(22,588)	(470)	(22,588)
Funds From Operations Available to Common Shareholders (1)	$16,242	$14,025	$48,898	$43,947

Funds Available for Distribution
Funds From Operations Available to Common Shareholders	$16,242	$14,025	$48,898	$43,947
Add (Deduct) :
Adjustments for Unconsolidated Joint Ventures	(70)	(116)	(588)	(297)
Adjustments for Noncontrolling Interest in Real Estate Partnerships	1,179	673	3,562	2,053
Straight-line Rents	(2,103)	(824)	(5,334)	(2,690)
Straight-line Rents - Discontinued Operations	-	13	-	61
Amortization of Above/Below Market Leases	(8)	(49)	(98)	198
Amortization of Share-Based Compensation	659	463	1,940	1,381
Capital Expenditures:
Building Improvements	(1,668)	(1,185)	(3,546)	(3,058)
Tenant Improvements - New Leases	(3,227)	(1,500)	(7,077)	(4,221)
Tenant Improvements - Renewal Leases	(845)	(2,545)	(3,761)	(5,585)
Leasing Costs - New Leases	(1,304)	(967)	(2,279)	(1,765)
Leasing Costs - Renewal Leases	(1,537)	(510)	(4,077)	(2,075)
Funds Available for Distribution (1)	$7,318	$7,478	$27,640	$27,949

Diluted Per Common Share/Unit Information (**)
FFO per share	$0.76	$0.92	$2.59	$2.90
FAD per share	$0.34	$0.49	$1.46	$1.84
Dividends paid	$0.325	$0.65	$0.975	$1.95
Dividend payout ratio for FFO	42.91%	70.33%	37.67%	67.24%
Dividend payout ratio for FAD	95.24%	131.90%	66.65%	105.74%
Weighted average shares/units outstanding	21,445	15,174	18,894	15,155

Other Supplemental Information
Upgrades on Acquisitions	$1,104	$3,043	$5,623	$12,275
Gain on Involuntary Conversion	$-	$-	$742	$-

**Information for Diluted Computations:
Basic Common Shares/Units Outstanding	21,314	15,032	18,828	15,021
Dilutive Effect of Other Share Equivalents	131	142	66	134

(1)       Parkway computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts ("NAREIT"), which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition.  FFO is defined as net income, computed in accordance with generally accepted accounting principles ("GAAP"), excluding gains or losses from the sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

There is not a standard definition established for FAD.  Therefore, our measure of FAD may not be comparable to FAD reported by other REITs.  We define FAD as FFO, excluding the amortization of restricted shares, amortization of above/below market leases and straight line rent adjustments, and reduced by non-revenue enhancing capital expenditures for building improvements, tenant improvements and leasing costs.  Adjustments for unconsolidated partnerships and joint ventures are included in the computation of FAD on the same basis.

PARKWAY PROPERTIES, INC.
CALCULATION OF EBITDA AND COVERAGE RATIOS
FOR THE THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2009	2008	2009	2008
	(Unaudited)		(Unaudited)

Net Income (Loss)	$(1,555)	$19,698	$(1,424)	$15,167

Adjustments to Net Income (Loss):
Interest Expense	13,288	14,659	40,164	44,647
Amortization of Financing Costs	547	450	1,772	1,322
Prepayment Expense - Early Extinguishment of Debt	-	2,140	-	2,153
Depreciation and Amortization	23,401	22,926	68,701	68,532
Amortization of Share-Based Compensation	659	463	1,940	1,381
Net Gain on Real Estate and Involuntary Conversion	-	(22,588)	(1,212)	(22,588)
Tax Expense	2	2	2	2
EBITDA Adjustments - Unconsolidated Joint Ventures	349	331	1,014	945
EBITDA Adjustments - Noncontrolling Interest in Real Estate Partnerships	(7,769)	(8,141)	(24,356)	(23,067)
EBITDA (1)	$28,922	$29,940	$86,601	$88,494

Interest Coverage Ratio:
EBITDA	$28,922	$29,940	$86,601	$88,494

Interest Expense:
Interest Expense	$13,288	$14,659	$40,164	$44,647
Capitalized Interest	-	258	-	601
Interest Expense - Unconsolidated Joint Ventures	126	128	376	382
Interest Expense - Noncontrolling Interest in Real Estate Partnerships	(3,075)	(3,061)	(9,209)	(8,750)
Total Interest Expense	$10,339	$11,984	$31,331	$36,880

Interest Coverage Ratio	2.80	2.50	2.76	2.40

Fixed Charge Coverage Ratio:
EBITDA	$28,922	$29,940	$86,601	$88,494

Fixed Charges:
Interest Expense	$10,339	$11,984	$31,331	$36,880
Preferred Dividends	1,200	1,200	3,600	3,600
Principal Payments (Excluding Early Extinguishment of Debt)	3,472	3,231	10,083	10,481
Principal Payments - Unconsolidated Joint Ventures	35	14	108	40
Principal Payments - Noncontrolling Interest in Real Estate Partnerships	(279)	(78)	(695)	(250)
Total Fixed Charges	$14,767	$16,351	$44,427	$50,751

Fixed Charge Coverage Ratio	1.96	1.83	1.95	1.74

Modified Fixed Charge Coverage Ratio:
EBITDA	$28,922	$29,940	$86,601	$88,494

Modified Fixed Charges:
Interest Expense	$10,339	$11,984	$31,331	$36,880
Preferred Dividends	1,200	1,200	3,600	3,600
Total Modified Fixed Charges	$11,539	$13,184	$34,931	$40,480

Modified Fixed Charge Coverage Ratio	2.51	2.27	2.48	2.19

The following table reconciles EBITDA to cash flows provided by operating activities:

EBITDA	$28,922	$29,940	$86,601	$88,494
Amortization of Above (Below) Market Leases	(8)	(49)	(98)	198
Amortization of Mortgage Loan Discount	(154)	(131)	(447)	(380)
Operating Distributions from Unconsolidated Joint Ventures	69	194	392	855
Interest Expense	(13,288)	(14,659)	(40,164)	(44,647)
Prepayment Expense - Early Extinguishment of Debt	-	(2,140)	-	(2,153)
Tax Expense	(2)	(2)	(2)	(2)
Change in Deferred Leasing Costs	(2,950)	(1,833)	(7,413)	(6,527)
Change in Receivables and Other Assets	(3,073)	(6,335)	2,680	3,559
Change in Accounts Payable and Other Liabilities	11,070	6,729	6,640	1,896
Adjustments for Noncontrolling Interests	5,662	5,557	16,848	15,933
Adjustments for Unconsolidated Joint Ventures	(397)	(586)	(1,489)	(1,747)
Cash Flows Provided by Operating Activities	$25,851	$16,685	$63,548	$55,479

(1)  Parkway defines EBITDA, a non-GAAP financial measure, as net income before interest expense, income taxes, depreciation, amortization, losses on early extinguishment of debt and other gains and losses.  EBITDA, as calculated by us, is not comparable to EBITDA reported by other REITs that do not define EBITDA exactly as we do.  EBITDA does not represent cash generated from operating activities in accordance with generally accepted accounting principles, and should not be considered an alternative to operating income or net income as an indicator of performance or as an alternative to cash flows from operating activities as an indicator of liquidity.

PARKWAY PROPERTIES, INC.
NET OPERATING INCOME FROM OFFICE AND PARKING PROPERTIES
THREE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008
(In thousands, except number of properties data)

	Number of	Percentage	Net Operating Income		Average Occupancy
	Properties	of Portfolio (1)	2009	2008	2009	2008

Same-store properties (2):
Wholly-owned	44	68.99%	$25,405	$26,545	88.8%	90.8%
Parkway Properties Office Fund LP	13	22.74%	8,375	8,285	88.0%	89.2%
Other consolidated joint venture	1	1.52%	561	438	87.5%	88.2%
Unconsolidated joint ventures	7	5.30%	1,951	2,827	90.9%	97.2%
Total same-store properties	65	98.55%	36,292	38,095	88.8%	90.9%
Office property development	1	1.44%	528	(16)	82.8%	N/A
Assets sold	-	0.01%	5	310	N/A	N/A
Net operating income from office and parking properties	66	100.00%	$36,825	$38,389

(1)  Percentage of portfolio based on 2009 net operating income.

(2)  Parkway defines Same-Store Properties as those properties that were owned for the entire three-month periods  ended September 30, 2009 and 2008 and excludes properties classified as discontinued operations.  Same-Store net  operating income ("SSNOI") includes income from real estate operations less property operating expenses (before  interest and depreciation and amortization) for Same-Store Properties.  SSNOI as computed by Parkway may not be  comparable to SSNOI reported by other REITs that do not define the measure exactly as we do.  SSNOI is a  supplemental industry reporting measurement used to evaluate the performance of the Company's investments in real  estate assets.  The following table is a reconciliation of net income to SSNOI:

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2009	2008	2009	2008

Net income (loss) for Parkway Properties, Inc.	$(1,555)	$19,698	$(1,424)	$15,167
Add (deduct):
Interest expense	13,835	14,843	41,936	44,954
Depreciation and amortization	23,401	22,755	68,701	66,659
Management company expenses	577	432	1,710	1,353
General and administrative expenses	1,783	2,055	4,734	6,443
Equity in earnings of unconsolidated joint ventures	(48)	(255)	(475)	(802)
Gain on involuntary conversion	-	-	(742)	-
Gain on sale of real estate	-	-	(470)	-
Net loss attributable to noncontrolling interests - real estate partnerships	(2,107)	(2,584)	(7,508)	(7,134)
Loss from discontinued operations	-	2,001	-	760
Gain on sale of real estate from discontinued operations	-	(22,588)	-	(22,588)
Management company income	(340)	(449)	(1,486)	(1,356)
Interest and other income	(672)	(346)	(1,283)	(1,020)
Net operating income from consolidated office and parking properties	34,874	35,562	103,693	102,436
Net operating income from unconsolidated joint ventures	1,951	2,827	7,223	8,366
Less: Net operating income from non same-store properties	(533)	(294)	(5,316)	(2,867)
Same-store net operating income	$36,292	$38,095	$105,600	$107,935